Exhibit 10.16

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of May 28, 2020 (this “Agreement”), is by and between Intelligent Buying, Inc., a California corporation (“INTB”), and each of the holders of Class B shares of common stock (collectively, the “Selling Shareholders”) of Jaguaring Company d/b/a Cannavolve Holdings, a Washington corporation ("Cannavolve"), set forth on the signature page hereof.

WITNESSETH:

WHEREAS, the Selling Shareholders are the owners of an aggregate of 7,656,441 Class B shares of common stock, no par value per share (the “Shares”), of Cannavolve, which represent an aggregate of 18.5% of the issued and outstanding shares of common stock of Cannavolve;

WHEREAS, the Selling Shareholders desire to exchange the Shares for shares of common stock, $.001 par value per share, of INTB (“INTB Common Stock”);

WHEREAS, the Board of Director of INTB deems it advisable and in the best interests of INTB and its shareholders to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth herein; and

WHEREAS, it is the parties’ mutual intent that the exchange of the Shares contemplated by this Agreement be part of plan of reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, INTB and the Selling Shareholders hereby agree as follows:

ARTICLE 1

EXCHANGE OF SHARES; CLOSING

Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, the Selling Shareholders agree at the Closing to exchange with full title guarantee, transfer, assign and deliver to INTB, and INTB agrees to acquire from the Selling Shareholders, the Shares, free and clear of any and all liens.

Section 1.2 Consideration. In consideration for its acquisition of the Shares, INTB agrees at the Closing to issue and deliver an aggregate of 159,627 shares of INTB Common Stock (the “New Shares”) to the Selling Shareholders, to be allocated among the Selling Shareholders in accordance with Schedule I attached hereto.

Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery hereof at the offices of INTB or such other place as the parties may agree.

Section 1.4 Deliveries at Closing. At the Closing:

(a)        INTB shall deliver to the Selling Shareholders:

(i)       certificates, registered in their individual names in accordance with the allocation set forth on Schedule I, representing the New Shares; and

(ii)       resolutions of INTB’ board of directors, certified by the Secretary of INTB, authorizing this Agreement and the transactions contemplated hereby;

(b)        the Selling Shareholders shall deliver to INTB certificates evidencing all of the issued and outstanding shares of common stock of Cannavolve.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

The Selling Shareholders represent and warrant to INTB as of the date hereof as follows:

Section 2.1 Ownership.

The Selling Shareholders are the sole record and beneficial owners of the Shares in the amounts set forth in Schedule I attached hereto. The Selling Shareholders have good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all liens. The transfer of the Shares to INTB in accordance with the terms of this Agreement transfers good and marketable title to the Shares to INTB free and clear of all liens, restrictions, rights, options and claims of every kind.

Section 2.2 Authority; Enforceability. The Selling Shareholders have full legal capacity, right, power and authority, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered the Selling Shareholders and constitutes, and each other agreement, instrument or documents executed or to be executed by the Selling Shareholders in connection with the transactions contemplated hereby has been duly authorized, executed and delivered by the Selling Shareholders and constitutes a valid and legally binding obligation of the Selling Shareholders enforceable against the Selling Shareholders in accordance with their respective terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 2.3 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement.

Section 2.4 No Conflict. Neither the execution and the delivery of this Agreement by the Selling Shareholders, nor the consummation of the transactions contemplated hereby (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any lien upon the Shares under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Cannavolve or, to any material extent, under the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which the Selling Shareholders or any of their assets are bound, or (e) to any material extent, violate any applicable law binding upon the Selling Shareholders or any of their assets.

Section 2.5. Investment Representation. Each of the Selling Shareholders acknowledges that the Shares are restricted securities, that such Shareholder is acquiring the Shares for his or her own account with the present intention of holding the Shares for purposes of investment and not with a view to their distribution within the meaning of the Securities Act of 1933, as amended and that the Shares will bear a legend to such effect. Each of the Selling Shareholder represents that it is either (i) an accredited investor as such term is defined under the Securities Act of 1933, as amended, or (ii) alone or with such Selling Shareholder’s purchaser representative(s) has such knowledge and experience in financial and business matters that such Selling Shareholder is capable of evaluating the merits and risks of the prospective share exchange. Each of the Selling Shareholders has relied solely on his or her independent investigation in making the decision to purchase the Shares. Each of the Shareholder’s determination to purchase the Shares was made independent of, and was not affected by, any statements or opinions (or the lack thereof) regarding the advisability of the purchase or as to the properties, business, prospects or condition of INTB (financial or other) which may have been made or given by INTB or its shareholders. Each of the Selling Shareholders further acknowledges that the shares INTB stock issued to them under this Agreement have not been registered under either the United States Securities Act of 1933 or any state securities law, that the Selling Shareholders must hold such shares unless they are subsequently registered under those laws or transferred in reliance on an opinion of counsel, acceptable to INTB, that registration under those laws is not required, and that the certificates representing such shares will bear a legend to the foregoing effect.

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Section 2.6 Restrictive Legend. Each share certificate issued to the Selling Shareholder pursuant to this Agreement shall bear the following or similar restrictive legend:

THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS; NOR HAVE THEY BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY. THE SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Section 2.7. Confidentiality.

(a)       Selling Shareholders hereby agree that they shall: (i) treat all Confidential Information in a confidential manner; (ii) take all precautions with the Confidential Information that it takes with their own confidential information, which, at a minimum, shall be taking all steps reasonably necessary to insure the maintenance of confidentiality; (iii) not use any of the Confidential Information for their own or a third party’s benefit; (iv) keep strictly confidential the terms of this Agreement and the related documents and (v) not communicate or disclose, orally or in writing, any of the Confidential Information to any person, either directly or indirectly, under any circumstances without the prior written consent of INTB. As used in this Agreement, the term “Confidential Information” shall mean all information, data, studies, forecasts, compilations, reports, interpretations, records, statements, documents, notes, intellectual property, processes, ideas, techniques, methods, products, services, research, development, distribution, purchasing, marketing, selling, customers, suppliers or trade secrets (whether oral, written or electronic) related to INTB, or the purchased Shares. Additionally, all information which Selling Shareholders have a reasonable basis to believe to be Confidential Information, or which Selling Shareholders have a reasonable basis to believe INTB treats as Confidential Information, shall be deemed to be Confidential Information. Notwithstanding the foregoing, information shall not be deemed to be Confidential Information if it is generally known and publicly available, without the fault of Selling Shareholders. Notwithstanding the foregoing, Selling Shareholders may use Confidential Information to the extent necessary to create financial statements for the pre-Closing periods, distribute such financial information to Selling Shareholders’s directors, officer, stockholders, and professional advisors, and complete and file any tax returns that require the use of such Confidential Information.

(b) Selling Shareholders hereby acknowledges that a violation of the confidentiality provisions in this section of the Agreement would result in irreparable harm to INTB, and that damages would be an inadequate remedy. Selling Shareholders, therefore, agrees that in addition to all remedies at law, INTB shall be entitled to equitable relief, including, but not limited to, the right to obtain an injunction to secure the specific performance of the confidentiality provisions in this section of the Agreement and/or to prevent a breach or contemplated breach of the confidentiality provisions in this section of the Agreement, without any requirement that INTB post a bond as a condition of such relief.

Section 2.8 No Other Representations or Warranties. Except as set forth above in this Section 2, no other representations or warranties of any kind, express or implied, are made in this Agreement by the Selling Shareholders to INTB.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF INTB

INTB represents and warrants to the Selling Shareholders as of the date hereof as follows:

Section 3.1 Organization. INTB is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

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Section 3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of INTB consists of 50,000,000 shares of common stock, $.001 par value per share, of which 7,094,961 shares are validly issued and outstanding, and 25,000,000 shares of preferred stock, $.001 par value per share, of which 1,000,000 shares of Series B Preferred Stock are validly issued and outstanding (the “New Preferred”). The Series B Preferred Stock has the number of votes equal to fifty-one percent (51%) of the cumulative total vote of all classes of stock of INTB, common or preferred, whether such other class of stock is voting as a single class or the other classes of stock are voting together as a single group, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of INB common stock, or any other class of preferred stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of INTB, and shall be entitled to vote, together with holders of INTB common stock and any class of preferred stock entitled to vote, with respect to any question upon which holders of INTB common stock or any class of preferred stock have the right to vote. After five years, the Series B Preferred Stock shall automatically, and without further action by INTB, be cancelled and void, and may not be reissued. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of INTB having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of INTB may vote, except for the New Preferred and a 4% Original Issue Convertible Note issued by INTB to PUREENERGY714, LLC in consideration of a loan in the amount of $70,757.00 (the “Convertible Note”). Except for the New Preferred, the Convertible Note, and the proposed issuance of common shares to the Selling Shareholders pursuant to this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which INTB is a party or by which it is bound obligating INTB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of INTB. There are no agreements or arrangements pursuant to which INTB is or could be required to register shares of INTB common stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

Section 3.3 Authority; Enforceability. INTB has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of INTB and no other corporate proceedings on the part of INTB are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by INTB and constitutes a valid and binding obligation of INTB, enforceable against INTB in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 3.4 Third Party Consents. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery of this Agreement or the consummation by INTB of any of the transactions contemplated hereby.

Section 3.5 INTB Common Stock. All shares of INTB Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

Section 3.6 Litigation; Matters; Compliance with Laws:

(i) There is no suit, judgment, action, proceeding or investigation outstanding, pending or, to the knowledge of INTB, threatened against or affecting INTB, or any basis for any such suit, action, proceeding or investigation, including (without limitation), any Federal or State regulatory authority, the Securities and Exchange Commission, FINRA or State Securities regulators’ suit, judgment, action, proceeding or investigation, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to INTB, or prevent, hinder or materially delay the ability of INTB to consummate the transactions contemplated by this Agreement; nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against INTB having, or which, insofar as reasonably could be foreseen by INTB, in the future, could have, any such effect.

(ii) INTB has never been involved in any bankruptcy proceedings, or similar proceedings, in any Federal or state court.

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Section 3.7 Tax Returns and Tax Payments. INTB has filed all state and Federal Tax Returns required to be filed by it, and has paid all or has made all Tax payments that are required. No material claim for unpaid Taxes has been made or become a lien against the property of INTB or is being asserted against INTB, no audit of any Tax Return of INTB is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by INTB and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

Section 3.8 Accuracy of Information. No statement, agreement, warranty or representation by INTB set forth herein or in the Exhibits hereto, and no statement set forth in any certificate or other instrument or document required to be delivered by or on behalf of INTB hereto, or in connection with consummation of the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 3.9 SEC Filings. INTB is a reporting issuer pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”). As of the Closing contemplated by this Agreement, INTB will be current in its SEC filings for at least the previous three (3) years.

Section 3.10 Symbol Status. INTB’s common shares are quoted on the OTC Markets under the symbol “INTB.” INTB has received no stop order or similar order limiting or stopping trading in INTB’s common stock.

Section 3.11 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by INTB to the Selling Shareholders.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

Section 4.2. Further Assurances. Each of INTB and the Selling Shareholders will use its, his or her, as the case may be, best efforts to take all action and to do all things necessary, proper or advisable on order to consummate and make effective the transactions contemplated by this Agreement.

Section 4.3 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed to the address of such pary on record.

Section 4.4 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

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Section 4.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.6 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law. In the event of any action being brought pursuant to this Agreement, the parties irrevocably consent to the jurisdiction and venue of the action as the State of New York, County of New York.

Section 4.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

Section 4.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.

Section 4.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

Section 4.10 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

Section 4.11 Fees and Expenses. Except as otherwise expressly provided in this Agreement or assumed by INTB in writing; attorneys’ fees, accounting fees and all other fees for professional services incurred by INTB in effectuating the transactions contemplated by this Agreement shall be paid by INTB. Except as otherwise expressly provided in this Agreement, INTB shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement whether or not such transactions shall be consummated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

INTELLIGENT BUYING, INC.

By: /s/George Furlan

Name: George Furlan

Title: CEO

SELLING SHAREHOLDERS:

/s/Alan Puryear

Alan Puryear

No. of Cannavolve Shares to be Exchanged: 125,000, representing 0.30% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,606

/s/Alvin Jansuy

Alvin Jansuy

No. of Cannavolve Shares to be Exchanged: 1,080,000, representing 2.61% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 22,518

/s/Arleen Kelley

Arleen Kelley

/s/Grant Kelley

Grant Kelley

No. of Cannavolve Shares to be Exchanged: 119,396, representing 0.29% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,489

/s/Arleen Kelley

Arleen Kelley

No. of Cannavolve Shares to be Exchanged: 39,800, representing 0.10% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 830

/s/Ashley Anderson

Ashley Anderson

No. of Cannavolve Shares to be Exchanged: 50,000, representing 0.12% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,042

/s/Barbara Martin

Barbara Martin

No. of Cannavolve Shares to be Exchanged: 101,342, representing 0.25% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,113

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/s/Barbra Tillman

Barbra Tillman

No. of Cannavolve Shares to be Exchanged: 15,000, representing 0.04% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 313

/s/Bernice Meager

Bernice Meager

No. of Cannavolve Shares to be Exchanged: 187,500, representing 0.45% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 3,909

/s/Bob Samoly

Bob Samoly

/s/Janet Samoly

Janet Samoly

No. of Cannavolve Shares to be Exchanged: 125,000 representing 0.30% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,606

/s/Brad Leggett

Brad Leggett

No. of Cannavolve Shares to be Exchanged: 110,000, representing 0.27% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,293

/s/Bret Brumfield

Bret Brumfield

/s/Crystal Brumfield

Crystal Brumfield

No. of Cannavolve Shares to be Exchanged: 20,016, representing 0.05% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 417

/s/Chuck Nayler

Chuck Nayler

No. of Cannavolve Shares to be Exchanged: 30,000, representing 0.07% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 625

/s/Cynthia Hodges

Cynthia Hodges

No. of Cannavolve Shares to be Exchanged: 104,760, representing 0.25% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,184

/s/D&K Foster LLC

D&K Foster LLC

No. of Cannavolve Shares to be Exchanged: 175,000, representing 0.42% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 3,649

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/s/Daniel Nastyn

Daniel Nastyn

No. of Cannavolve Shares to be Exchanged: 125,000, representing 0.30% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,606

/s/David Hobbs

David Hobbs

No. of Cannavolve Shares to be Exchanged: 100,000, representing 0.24% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,085

/s/Donald R Mason

Donald R Mason

No. of Cannavolve Shares to be Exchanged: 125,000, representing 0.30% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,606

/s/Ed Harris

Ed Harris

No. of Cannavolve Shares to be Exchanged: 50,000, representing 0.12% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,042

/s/George Luck

George Luck

No. of Cannavolve Shares to be Exchanged: 209,524, representing 0.51% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 4,369

/s/Greg Guy

Greg Guy

No. of Cannavolve Shares to be Exchanged: 20,000, representing 0.05% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 417

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/s/Gregg Samoly

Gregg Samoly

No. of Cannavolve Shares to be Exchanged: 125,000, representing 0.30% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,606

/s/Inge Nelk

Inge Nelk

No. of Cannavolve Shares to be Exchanged: 20,016, representing 0.05% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 417

/s/Jason Childress

Jason Childress

No. of Cannavolve Shares to be Exchanged: 50,000, representing 0.12% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,042

/s/Jason Henrickson

Jason Henrickson

No. of Cannavolve Shares to be Exchanged: 70,000, representing 0.17% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,459

/s/Jessica Luck

Jessica Luck

No. of Cannavolve Shares to be Exchanged: 125,000, representing 0.30% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,606

/s/Jordan Clark

Jordan Clark

No. of Cannavolve Shares to be Exchanged: 45,000, representing 0.11% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 938

/s/Josh Zelenick

Josh Zelenick

No. of Cannavolve Shares to be Exchanged: 104,760, representing 0.25% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,184

/s/Kara Johnson

Kara Johnson

No. of Cannavolve Shares to be Exchanged: 19,602, representing 0.05% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 409

/s/Kiyoshi Arita

Kiyoshi Arita

No. of Cannavolve Shares to be Exchanged: 90,000, representing 0.22% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,876

/s/Lawrewnce Phillips

Lawrewnce Phillips

No. of Cannavolve Shares to be Exchanged: 125,000, representing 0.30% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,606

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/s/Linda Turner

Linda Turner

No. of Cannavolve Shares to be Exchanged: 60,012, representing 0.15% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,251

/s/Lindsey Watson

Lindsey Watson

No. of Cannavolve Shares to be Exchanged: 90,032, representing 0.22% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,87

/s/Lisa Samoly

Lisa Samoly

No. of Cannavolve Shares to be Exchanged: 62,500, representing 0.15% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,303

/s/Lucas Kelley

Lucas Kelley

No. of Cannavolve Shares to be Exchanged: 59,700, representing 0.14% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 1,245

/s/Lynne Farthing

Lynne Farthing

No. of Cannavolve Shares to be Exchanged: 198,992, representing 0.48% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 4,149

/s/Mary Lou Samuel

Mary Lou Samuel

/s/Donnie Samuel

Donnie Samuel

No. of Cannavolve Shares to be Exchanged: 101,336, representing 0.25% of CannAvolve.

No. of Intelligent Buying, Inc. Shares to be Received: 2,113

/s/Mitchell Marrow

Mitchell Marrow

No. of Cannavolve Shares to be Exchanged: 110,000, representing 0.27% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 2,293

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/s/Nathan Lofton

Nathan Lofton

No. of Cannavolve Shares to be Exchanged: 20,404, representing 0.05% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 425

/s/Natural Zesty Enterprise, LLC

Natural Zesty Enterprise, LLC

No. of Cannavolve Shares to be Exchanged: 1,162,477, representing 2.81% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 24,237

/s/Rhonda Smith

Rhonda Smith

/s/Wade Smith

Wade Smith

No. of Cannavolve Shares to be Exchanged: 102,012, representing 0.25% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 2,127

/s/Scott Brown

Scott Brown

No. of Cannavolve Shares to be Exchanged: 990,000, representing 2.40% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 20,641

/s/Scott Samoly

Scott Samoly

No. of Cannavolve Shares to be Exchanged: 62,500, representing 0.15% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 1,303

/s/Seamus Wilson

Seamus Wilson

No. of Cannavolve Shares to be Exchanged: 5,000, representing 0.01% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 104

/s/Sean Boe

Sean Boe

No. of Cannavolve Shares to be Exchanged: 50,000, representing 0.12% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 1,042

/s/Shane Wilson

Shane Wilson

No. of Cannavolve Shares to be Exchanged: 135,000, representing 0.33% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 2,815

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/s/Shannon Simpson

Shannon Simpson

No. of Cannavolve Shares to be Exchanged: 25,000, representing 0.06% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 521

/s/Telvis Fitzgerald

Telvis Fitzgerald

No. of Cannavolve Shares to be Exchanged: 200,000, representing 0.48% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 4,170

/s/Theadore Simon

Theadore Simon

No. of Cannavolve Shares to be Exchanged: 85,000, representing 0.21% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 1,772

/s/Todd Ivestor

Todd Ivestor

No. of Cannavolve Shares to be Exchanged: 45,000, representing 0.11% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 938

/s/Tyler Markwart

Tyler Markwart

No. of Cannavolve Shares to be Exchanged: 100,000, representing 0.24% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 2,085

/s/Wayne Blake

Wayne Blake

No. of Cannavolve Shares to be Exchanged: 125,000, representing 0.30% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 2,606

/s/Zack Zelenick

Zack Zelenick

No. of Cannavolve Shares to be Exchanged: 104,760, representing 0.25% of CannAvolve. No. of Intelligent Buying, Inc. Shares to be Received: 2,184

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